UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AMERICA’S CAR-MART, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

NOTICE of Annual Meeting of Stockholders

To be Held
October 18, 2006

To the Holders of Common Stock of
America’s Car-Mart, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of America’s Car-Mart, Inc., a Texas corporation (the “Company”), will be held at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, on Wednesday, October 18, 2006, at 10:00 a.m., local time, for the following purposes:

(1)	To elect six directors to serve for a term of one year and until their successors have been elected and qualified;

(2)	To approve the Company’s 2006 Employee Stock Purchase Plan; and

(3)	To conduct such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record as of the close of business on August 28, 2006, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors. Tilman J. Falgout, III Chief Executive Officer and General Counsel

August 28, 2006

Your vote is important. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and mail the enclosed proxy in the accompanying return envelope to which no postage need be affixed if mailed within the United States.

AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

Annual Meeting of Stockholders
October 18, 2006
________________________

PROXY STATEMENT
________________________

This Proxy Statement, which is first being mailed to stockholders on or about September 1, 2006, is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of America’s Car-Mart, Inc. (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, on Wednesday, October 18, 2006, at 10:00 a.m., local time, and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712 and the Company’s telephone number is (479) 464-9944.

VOTING

Voting and Revocability of Proxies

Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by notifying in writing the Secretary of the Company at the address above, prior to the Annual Meeting date. In addition, if the person executing the proxy is present at the Annual Meeting, he may, but need not, revoke the proxy, by notice of such revocation to the Secretary of the Annual Meeting, and vote his shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the Annual Meeting in accordance with the instructions specified therein. Where no choice is specified, proxies will be voted FOR the election of the nominees for director named herein, FOR approval of the Company’s 2006 Employee Stock Purchase Plan and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies.

Return of Proxy Card

Please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope, even if you plan to attend the Annual Meeting. Postage need not be affixed to the envelope if mailed in the United States.

The immediate return of your proxy card will be of great assistance in preparing for the Annual Meeting and is, therefore, urgently requested. If you attend the Annual Meeting and vote in person, your proxy card will not be used.

Record Date and Share Ownership

Only stockholders of record at the close of business on August 28, 2006 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of common stock of the Company issued and outstanding on such record date is entitled to one vote. As of August 28, 2006, the Company had outstanding 11,895,524 shares of common stock.

Expenses of Solicitation

We will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, e-mail, telegram, facsimile or personal solicitation by our directors, officers or regular employees. No additional compensation will be paid for such services. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The presence at the Annual Meeting of the holders of a majority of the outstanding shares of our common stock as of the record date is necessary to constitute a quorum. Stockholders will be counted as present at the meeting if they are present in person at the Annual Meeting or if they have properly submitted a proxy card. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the meeting is required for approval of the Company’s 2006 Employee Stock Purchase Plan.

Any abstaining votes and broker “non-votes” will be counted as present and entitled to vote and therefore will be included for purposes of determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker “non-votes” will be deemed to be “votes cast.” As a result, broker “non-votes” and abstentions will not be included in the tabulation of the voting results on the election of directors and, therefore, will not have any effect on such votes. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence

Our Board presently consists of five members. The Board has determined that Carl E. Baggett, William M. Sams and John David Simmons have no relationship with our company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent within the rules of the NASDAQ National Market (“NASDAQ”).

Committees of the Board of Directors

The Board of Directors of the Company presently has three standing committees: Audit Committee, Compensation and Stock Option Committee (the “Compensation Committee”) and Nominating Committee. Each of these committees is described below.

Audit Committee. The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and audits of our financial statements. It is directly responsible for the appointment, compensation, retention, and oversight of the work of our registered public accounting firm. It reviews the auditing accountant’s audit of our financial statements and its report thereon, management’s report on our system of internal controls over financial reporting, various other accounting and auditing matters and the independence of the auditing accountants. The Committee reviews and pre-approves all audit and non-audit services performed by our auditing accountants, or other accounting firms, other than as may be allowed by applicable law. It has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. The Audit Committee meets with management to review any issues related to matters within the scope of the Audit Committee’s duties.

The Audit Committee is currently composed of Messrs. Simmons, Sams and Baggett, each of whom is an “independent director” as such term is defined by the NASDAQ’s listing standards. The Board has determined that Carl E. Baggett is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (the “SEC”). Beginning in April 2006, Mr. Simmons receives $2,000 per month for serving as Chairman of the Audit Committee. Other than Mr. Simmons, no other member of the committee receives any compensation from us other than for service as a member of the Board of Directors and committees of the Board. The Audit Committee held six meetings during the last fiscal year.

Compensation Committee. The Compensation Committee is currently composed of Messrs. Simmons, Sams and Baggett. This Committee recommends compensation levels for our executive officers, and is authorized to consider and make grants of options and restricted stock pursuant to the Company’s 1997 Stock Option Plan and the Company’s 2005 Restricted Stock Plan and to administer the 1997 Stock Option Plan and the 2005 Restricted Stock Plan and any other equity incentive plans adopted by the Company. The Compensation Committee met once during fiscal 2006.

Nominating Committee. The Nominating Committee is currently composed of Messrs. Simmons, Sams and Baggett. The Nominating Committee operates pursuant to a written charter adopted by the Board of Directors. Although the charter is not available on the Company’s website, a copy was attached as Appendix A to the Company’s 2005 Proxy Statement. Nominees for election to the Board of Directors are considered and recommended by the Nominating Committee of the Board of Directors. The full Board of Directors considers the recommendations of the Nominating Committee and recommends the nominees to the stockholders. The Nominating Committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and officers. Additionally, the Nominating Committee will consider persons recommended by our stockholders in selecting nominees for election. The Nominating Committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because it believes that it can adequately evaluate any such nominee on a case-by-case basis. However, the Nominating Committee would consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified nominee for consideration should submit complete information as to the identity and qualifications of that person to the Secretary of the Company at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712. See “—Stockholder Proposals for 2007 Annual Meeting” below for information regarding procedures that must be followed by stockholders in order to nominate directors at the 2007 annual meeting. Absent special circumstances, the Nominating Committee will continue to nominate qualified incumbent directors whom the Nominating Committee believes will continue to make important contributions to the Board of Directors. The Nominating Committee generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing the Company. The Nominating Committee met once during fiscal 2006.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been one of our officers or employees. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this Proxy Statement.

Stockholder Communications with the Board

The Board of Directors has implemented a process for stockholders to send communications to the Board. Any stockholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of the Company at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the Board or such individual directors.

Stockholder Proposals for 2007 Annual Meeting

Any proposal to be presented at the 2007 Annual Meeting of Stockholders must be received at the principal executive offices of the Company not later than April 30, 2007, directed to the attention of the Secretary, for consideration for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. In connection with next year’s Annual Meeting, if the Company does not receive notice of a matter or proposal to be considered by July 14, 2007, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the SEC.

Director Compensation

Effective November 1, 2004, each non-employee director receives a $3,000 monthly retainer. Directors who are also employees of the Company do not receive separate compensation for their services as a director. On the first business day of July in each year, each then serving non-employee director of the Company is automatically granted an option pursuant to the 1997 Stock Option Plan to purchase 3,750 shares of common stock, at an exercise price equal to the fair market value of such stock as of the close of business on the date of grant. These options are exercisable for a period of up to ten years from the date of grant or, in the event that a director ceases to be a director of the Company for any reason, 90 days following the date on which such director ceased to be a director, if earlier.

Board Members’ Attendance at Board Meetings and Prior Year’s Annual Meeting

During the Company’s last fiscal year, the Board of Directors held seven meetings. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which such director served.

It is the Board’s policy that all directors should attend the Annual Meeting of Stockholders unless unavoidably prevented from doing so by unforeseen circumstances. All of our directors attended the 2005 Annual Meeting of Stockholders.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all employees, including executive officers and directors. A copy of the Company’s Code was filed as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended April 30, 2004. In the event that we make any amendment to, or grant any waiver from, a provision of the Code that requires disclosure under applicable SEC or NASDAQ rules, we shall disclose such amendment or waiver and the reasons therefor, as required.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Pursuant to the Bylaws of the Company, the Board of Directors has set the number of directors for the ensuing year at six, all of whom are proposed to be elected at the Annual Meeting. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors, upon the recommendation of the Nominating Committee. Management knows of no current circumstances that would render any nominee named herein unable to accept nomination or election. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

Members of the Board of Directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Nominees for election to the Board of Directors are considered and recommended by the Nominating Committee of the Board of Directors. The full Board of Directors considers the recommendations of the Nominating Committee and recommends the nominees to the stockholders. The following persons were nominated in accordance with this process.

Tilman J. Falgout, III, age 57, has served as Chief Executive Officer of the Company since May 2002 and as General Counsel of the Company since March 1995. Mr. Falgout also served as Executive Vice President of the Company from March 1995 to May 2002. Mr. Falgout has served as Chairman of the Board since May 2004 and as a director since September 1992.

Carl E. Baggett, age 72, has served as Chairman of the Board of Directors of Arvest Bank in Rogers, Arkansas since 2000. From 1975 until 2000, Mr. Baggett was President and Chief Executive Officer of First National Bank, Rogers, Arkansas. Mr. Baggett has served as a director of the Company since September 2002.

William H. Henderson, age 43, has served as President of the Company since May 2002. From 1999 until May 2002, Mr. Henderson served as Chief Operating Officer of Car-Mart, the Company’s wholly owned operating subsidiary. From 1992 through 1998, Mr. Henderson served as General Manager of Car-Mart. From 1987 to 1992, Mr. Henderson primarily held the positions of District Manager and Regional Manager at Car-Mart. Mr. Henderson has served as Vice Chairman of the Board since May 2004 and as a director since September 2002.

William M. Sams, age 68, has served as a director of the Company since March 2005. Mr. Sams currently manages his personal investments. From 1981 until 2000, Mr. Sams was the President and Chief Investment Officer of FPA Paramount Fund, Inc., as well as Executive Vice President to both First Pacific Advisors, Inc. and FPA Perennial Fund, Inc. He started his career in 1966 in the mutual fund industry.

John David Simmons, age 70, has served as a director of the Company since August 1986. Since 1970, he has been President of Simmons & Associates LLC, a real estate development company, and Management Resources LLC, a management consulting firm.

William A. Swanston, age 52, a current nominee for director, has held a number of Executive Level positions with Frito Lay, a division of Pepsico, over the course of a 25 year Pepsico career. Mr. Swanston has extensive Strategy, Supply Chain and Procurement experience. Mr. Swanston joined Dean Foods as Senior Vice President - Business Transformation in August 2006.

The Board of Directors recommends a vote FOR each of the six nominees to the Company’s Board of Directors.

Proposal 2:    Approval of the Company’s 2006 Employee Stock Purchase Plan

On August 10, 2006, the Compensation Committee adopted, subject to stockholder approval, the 2006 Employee Stock Purchase Plan (“2006 Plan”). The 2006 Plan will become effective upon stockholder approval. The following summary of certain features of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached to this proxy statement as Appendix B and incorporated herein by reference.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the meeting is required for approval of this proposal.

Nature and Purpose of the 2006 Plan

The purpose of the 2006 Plan is to provide eligible employees with an incentive to advance the interests of the Company by affording them an opportunity to purchase stock of the Company at a favorable price.

Authorized Shares

The aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 200,000 shares of the authorized $.01 par value common stock of the Company ("Stock"), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the 2006 Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares of Stock which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

Administration

The 2006 Plan shall be administered by the Compensation and Stock Option Committee of the Company (the "Committee") as appointed by the Board of Directors of the Company (the "Board"). In the absence of such appointment, the Board shall serve as the Committee. Subject to the provisions of the 2006 Plan, the Committee shall interpret and construe the 2006 Plan and all options granted under the 2006 Plan, shall make such rules as it deems necessary for the proper administration of the 2006 Plan, shall make all other determinations necessary or advisable for the administration of the 2006 Plan, including the determination of eligibility to participate in the 2006 Plan and the amount of a Participant's option under the 2006 Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the 2006 Plan or in any option granted under the 2006 Plan in the manner and to the extent that the Committee deems desirable to carry the 2006 Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the 2006 Plan. The Committee may approve the use of a voice response system or on-line administration system through which Eligible Employees and the Committee may act under the 2006 Plan, as an alternative to written forms, notices and elections.

Eligibility

All employees of the Company and the Participating Companies who are employed for the applicable Service Period as of the applicable Date of Grant and who are customarily employed at least 20 hours per week and at least five months per year shall be eligible to participate in the 2006 Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company ("Eligible Employee"). "Service Period" means the period of service (including any authorized leave of absence) that an employee of the Company or a Participating Company must complete to be eligible to begin participating in the Plan. The applicable Service Period is 12 months.

As of August 8, 2006, approximately 394 persons were eligible to receive options pursuant to the 2006 Plan.

Grant of Options

Upon the effective date of the 2006 Plan and continuing while the 2006 Plan remains in force, the Company shall offer options under the 2006 Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee, these options shall be granted on the first day of the first payroll period beginning on or after the first day of January and July of each subsequent year (each of which dates is herein referred to as a "Date of Grant"). The term of each option granted shall be for a six (6) month period ending on June 30 or December 31 (each such six (6) month period is herein referred to as an "Option Period"). The last day of each Option Period is herein referred to as a "Date of Exercise." No Eligible Employee shall be granted an option under the 2006 Plan to the extent such grant would permit his rights to purchase Stock under the 2006 Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds, in any one calendar year in which any such option granted to such employee is outstanding, $25,000 of the Fair Market Value of Stock (determined at the time the option is granted).

Exercise of Options

Each Participant in the Plan, automatically and without any act on his part, shall be deemed to have exercised his option on each Date of Exercise to the extent that the cash balance then in his account under the 2006 Plan is sufficient to purchase at the "Option Price" whole shares of Stock. The Option Price per share of Stock to be paid by each Participant on each exercise of his option shall be an amount equal to 85% of the Fair Market Value of the Stock on the Date of Exercise.

Holding Period

A Participant may not dispose of (in any manner including assignment or hypothecation) shares of Stock acquired under this Plan until the later of twelve (12) months following the Date of Exercise of such shares or twenty-four (24) months following the Date of Grant for such shares (the “Holding Period”), regardless of whether the Participant is issued the applicable share certificates or whether the Company, or its agent, retains the share certificates; provided, however, the Holding Period with respect to a Participant’s shares of Stock shall expire upon such earlier date and to the extent that the Committee determines, in its sole discretion, that such Participant would otherwise have qualified for a hardship distribution from the Company’s 401(k) Plan. Upon the expiration of the Holding Period for any share of Stock, the Participant may dispose of such Stock as long as such disposition complies with all applicable securities laws. At the sole discretion of the Company, share certificates may bear a legend describing the restriction set forth in this paragraph.

Amendment or Termination of the 2006 Plan

The Board in its discretion may terminate the 2006 Plan at any time with respect to any shares for which options have not theretofore been granted. The Committee shall have the right to alter or amend the 2006 Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided, that no change in any option theretofore granted, other than a change determined by the Committee to be necessary to comply with applicable law, may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that the Committee may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the 2006 Plan (other than as a result of the anti-dilution provisions of the 2006 Plan), change the class of individuals eligible to receive options under the 2006 Plan, or cause options issued under the 2006 Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code without the approval of the stockholders of the Company.

Federal Income Tax Consequences

The following discussion of the Federal income tax consequences of the grant of options and the purchase of the shares under the 2006 Plan is based on an analysis of the Internal Revenue Code of 1986 (as amended and currently in effect; the “Code”), existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

The 2006 Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code which governs the taxation of what are commonly referred to as “employee stock purchase plans” or “ESPPs.” Under Section 423 of the Code, no income will be taxable to a participant at the time of grant of the option or exercise of the option.

If a participant holds shares received by the exercise of an option (“Option Shares”) for the longer of (1) two years from the grant of the option and (2) one year from the date on which the option is exercised (the “ESPP Holding Period”), he or she will recognize ordinary income on the lesser of (a) the difference between the fair market value of the Option Shares at the time he or she disposes of the Option Shares and the option exercise price or (b) the difference between the fair market value of the Option Shares at the date of the option grant and the option exercise price. Because the 2006 Plan generally requires that Option Shares must be held for the longer of twelve (12) months following the date of exercise of such Option Shares or twenty-four (24) months following the date of grant for such Option Shares, the ESPP Holding Period should be met and this recognition rule should apply. This recognition rule will also apply if a participant dies while holding Option Shares and his or her estate subsequently disposes of the Option Shares.

However, if the twelve or twenty-four month holding period, whichever is longer, expires because the Committee determines that the participant has experienced a hardship that would have qualified him or her for a distribution from the Company’s 401(k) Plan and the participant disposes of the Option Shares before the expiration of the ESPP Holding Period, he or she will be required to recognize ordinary income on the difference between the fair market value of the Option Shares on the exercise date and the exercise price. In addition, the difference between the fair market value of the Option Shares on the date of disposition and the fair market value of the Option Shares on the date of exercise will be long-term or short-term capital gain or loss, depending on how long the participant has held the Option Shares following exercise of the option. If the participant has held the shares for one year or less, the gain or loss will be short-term. If the participant has held the shares for more than one year, the gain or loss will be long-term.

The Company will not be entitled to any deduction with respect to Option Shares if the Option Shares are disposed of after the expiration of the ESPP Holding Period. If, however, the Option Shares are disposed of during the ESPP Holding Period, the Company will be entitled to deduct the amount of ordinary income recognized by the participant when he or she disposes of Option Shares before the ESPP Holding Period expires. This deduction may be taken in the Company’s taxable year in which or within which the participant’s taxable year (in which the disposition occurs) ends.

The Board of Directors recommends a vote FOR the adoption of the 2006 Plan.

REPORT OF THE AUDIT COMMITTEE

In accordance with the written charter adopted by the Board of Directors, a copy of which is attached as Appendix A hereto, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended April 30, 2006, the Audit Committee met six times and discussed internal controls, accounting, auditing and financial reporting practices of the Company with the Company’s Chief Financial Officer and the independent auditors and accountants for the Company, Grant Thornton LLP.  In discharging its oversight responsibility as to the audit process, each member of the Audit Committee has reviewed the Company’s audited financial statements as of and for the year ended April 30, 2006 and the Audit Committee held one meeting with management and Grant Thornton LLP to discuss the audited financial statements prior to filing the Company’s Annual Report on Form 10-K. The Audit Committee also met with Grant Thornton LLP to discuss the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) prior to filing the Company’s Annual Report on Form 10-K.

The Audit Committee has received and reviewed the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP its independence in connection with its audit of the Company’s financial statements for the year ended April 30, 2006. The Audit Committee has also considered whether Grant Thornton LLP’s provision of non-audit services to the Company is compatible with maintaining such firm’s independence with respect to the Company and has determined that the provision of certain non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence. See “Principal Accountant Fees and Services.” Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2006.

Respectfully submitted,

John David Simmons	Carl E. Baggett	William M. Sams

The information in the foregoing Report of the Audit Committee shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates these paragraphs by reference into such filing.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of the Company recommends compensation levels for the executive officers of the Company, including the Chief Executive Officer, and is authorized to consider and make grants of options pursuant to the Company’s 1997 Stock Option Plan and the 2005 Restricted Stock Plan and to administer the 1997 Stock Option Plan and the 2005 Restricted Stock Plan and any other equity compensation plan adopted by the Company. It is the Committee’s responsibility to review and make recommendations to the Board of Directors with respect to compensation of officers of the Company. In formulating its compensation policies and decisions, the Committee endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives and to integrate compensation programs with the Company’s annual and long-term business strategies and objectives and focus executive actions on the fulfillment of the objectives. The Compensation Committee met once during fiscal 2006.

The Company’s executive compensation program generally consists of base salary and annual incentive compensation through the payment of cash and/or stock bonuses. Stock options are also occasionally utilized in order to align executives’ interests more closely with the interests of the stockholders of the

Company. During the fiscal year ended April 30, 2006, Mr. Falgout, the Company’s Chief Executive Officer, received a base salary of $330,000 and a bonus of $83,523. The Compensation Committee established Mr. Falgout’s salary and bonus taking into consideration (i) the Company’s recent operating results, (ii) the Company’s growth and (iii) the compensation levels paid to chief executive officers of other public companies of comparable size. For fiscal 2006, Mr. Falgout’s salary and bonus increased 6% as compared to fiscal 2005. During the same period, the Company’s revenues increased 14% and income from continuing operations decreased 7%. From the end of fiscal 2005 to the end of fiscal 2006, the Company’s market capitalization decreased approximately 3%.

The Compensation Committee takes action from time to time, based upon guidelines and recommendations provided by the Board of Directors, to provide additional incentive compensation to the executive officers and other employees through the award of stock options under the Company’s existing stock option plan. There were no stock options granted to executive officers or other employees during the year ended April 30, 2006.

The Company’s future compensation policies will be developed in light of the Company’s financial position and results of operations and with the goal of rewarding members of management for their contributions to the Company’s success.

Respectfully submitted,

John David Simmons	Carl E. Baggett	William M. Sams

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee on Executive Compensation shall not be incorporated by reference into any such filings.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by the Company to or on behalf of the Company’s executive officers for the years ended April 30, 2006, 2005 and 2004:

				Long-Term	All Other
		Annual Compensation		Compensation	Compensation(1)
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Options

Tilman J. Falgout, III	2006	$330,000	$ 83,523	—	$10,355
Chief Executive Officer	2005	300,000	89,882	24,000	8,377
and General Counsel	2004	300,000	75,000	—	7,780

William H. Henderson	2006	$255,000	$ 167,046	—	$ 4,780
President	2005	225,000	179,764	24,000	4,132
	2004	225,000	158,044	—	7,138

Jeffrey A. Williams	2006	$102,083	$ 25,000	—	$ 0
Chief Financial Officer	2005	—	—	—	—
and Secretary	2004	—	—	—	—

Eddie L. Hight	2006	$170,000	$ 83,523	—	$ 4,352
Chief Operating Officer	2005	150,000	89,882	18,000	3,912
	2004	150,000	79,022	—	6,235

 ______________
(1)	These amounts include contributions to the Company’s 401(k) Plan and payment of disability insurance premiums as follows:

	Mr. Falgout	Mr. Henderson	Mr. Williams	Mr. Hight
Disability Insurance 2006 2005 2004	$5,011 5,011 5,011	— — —	— — —	— — —

401(k) Plan 2006 2005 2004	$5,344 3,366 2,769	$4,780 4,132 7,138	— — —	$4,352 3,912 6,235

Stock Option Plan

In July 1997, the Board of Directors adopted the Company’s 1997 Stock Option Plan which was subsequently approved by the stockholders at the 1997 Annual Meeting (the “1997 Plan”). No options were granted to the Company’s executive officers during the last fiscal year.

The following table provides certain information concerning each exercise of stock options under the Company’s stock option plans during the fiscal year ended April 30, 2006 by the Company’s executive officers, and the fiscal year-end value of unexercised options held by such persons under the Company’s stock option plans:

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable(2)

Tilman J. Falgout, III	20,000	$ 295,616	201,898 / 0	$2,814,926 / $ -
William H. Henderson	—	—	34,682 / 0	$ 147,020 / $ -
Jeffrey A. Williams	—	—	0 / 0	$ / $ -
Eddie L. Hight	—	—	18,000 / 0	$ / $ -
___________________________

(1)	Calculated as the amount by which the aggregate fair market value of the optioned shares exceeds the aggregate exercise price on the date of exercise.

(2)
Calculated as the excess of the fair market value of the Company’s common stock on April 28, 2006 ($20.35 per share) over the exercise price, times the number of optioned shares. The actual value, if any, an executive may realize will depend upon the amount by which the fair market value of the Company’s common stock exceeds the exercise price when the options are exercised.

Employment Agreements

On May 10, 2006, the Compensation Committee of the Board of Directors of the Company authorized an employment agreement between America's Car-Mart, Inc., an Arkansas corporation (the "Subsidiary") and T.J. Falgout, III (the "Falgout Employment Agreement"). Mr. Falgout agreed to serve as a Senior Executive Officer of the Subsidiary, for a term ending April 30, 2009, and will be paid an annual salary of $330,000, or such higher annual salary as shall be approved by the Board of Directors of the Company. Mr. Falgout has the right to participate in any Subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by the Subsidiary. Mr. Falgout is eligible to earn a bonus (the "Falgout Bonus") each fiscal quarter during the term, beginning with the fiscal quarter starting May 1, 2006 and ending July 31, 2009. The Falgout Bonus shall be equal to one-half percent of the Company's net income during such period. At least fifty percent of the Falgout Bonus, net of applicable taxes, shall be paid in shares of the Company's common stock and, upon Mr. Falgout's option, up to one hundred percent of the Falgout Bonus, net of applicable taxes, may be paid in shares of the Company's common stock. All such shares of the common stock shall vest immediately upon issuance. The Company will grant to Mr. Falgout, pursuant to the Company's 2005 Restricted Stock Plan, 15,000 shares of Restricted Stock. The Falgout Employment Agreement contains an agreement not to compete and a confidential information provision. The Falgout Employment Agreement also contains a change of control provision entitling Mr. Falgout, upon the occurrence of certain events, to a portion of his base salary and the immediate vesting of stock options.

On May 10, 2006, the Compensation Committee of the Board of Directors of the Company authorized an employment agreement between the Subsidiary and Eddie Hight (the "Hight Employment Agreement"). Mr. Hight agreed to serve as a Senior Executive Officer of the Subsidiary for a term ending April 30, 2009, and will be paid an annual salary of $170,000, or such higher annual salary as shall be approved by the Board of Directors of the Company. Mr. Hight still has the right to participate in any Subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by the Subsidiary. Mr. Hight is also eligible to earn a bonus (the "Hight Bonus") each fiscal quarter during the term beginning with the fiscal quarter starting May 1, 2006 and ending July 31, 2009. The Hight Bonus shall be equal to one-half percent of the Company's Net Income during such period. Upon Mr. Hight's option, up to one hundred percent of the Hight Bonus, net of applicable taxes, may be paid in shares of the Company's common stock. All such shares of the Company's common stock shall vest immediately upon issuance. The Company will grant to Mr. Hight, pursuant to the Restricted Stock Plan, 10,000 shares of Restricted Stock. The Hight Employment Agreement also contains an agreement not to compete and a confidential information provision. The Hight Employment Agreement also contains a change of control provision entitling Mr. Hight, upon the occurrence of certain events, to a portion of his base salary and the immediate vesting of stock options.

On May 10, 2006, the Compensation Committee of the Board of Directors of the Company authorized an employment agreement between the Subsidiary and William H Henderson (the "Henderson Employment Agreement"). Mr. Henderson agreed to serve as a Senior Executive Officer of the Subsidiary for a term ending April 30, 2009, and will be paid an annual salary of $255,000, or such higher annual salary as shall be approved by the Board of Directors of the Company. Mr. Henderson still has the right to participate in any Subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by the Subsidiary. Mr. Henderson is also eligible to earn a bonus (the "Henderson Bonus") each fiscal quarter during the term beginning with the fiscal quarter starting May 1, 2006 and ending July 31, 2009. The Henderson Bonus shall be equal to one percent of the Company's net income during such period. At least twenty five percent of the Henderson Bonus, net of applicable taxes, shall be paid in shares of the Company's common stock, and, upon Mr. Henderson's option, up to one hundred percent of the Henderson Bonus, net of applicable taxes, may be paid in shares of the Company's common stock. All shares of the Company's common stock shall vest immediately upon issuance. The Company will grant to Mr. Henderson, pursuant to the Restricted Stock Plan, 15,000 shares of Restricted Stock. The Henderson Employment Agreement also contains an agreement not to compete and a confidential information provision. The Henderson Employment Agreement also contains a change of control provision entitling Mr. Henderson, upon the occurrence of certain events, to a portion of his base salary and the immediate vesting of stock options.

On May 10, 2006, the Compensation Committee of the Board of Directors of the Company also approved for Mr. Jeffrey A. Williams, Chief Financial Officer and Secretary, a current salary in the amount of $175,000. Mr. Williams' bonus for fiscal year 2006 is expected to be $50,000 to be paid on a quarterly basis. Mr. Williams will be provided an automobile by the Subsidiary and participates in the Subsidiary's employment benefit plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of April 30, 2006 with respect to the Company’s equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under the Stock Option Plan (Excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved by Security Holders	287,295	$10.38	40,808

Equity Compensation Plans Not Approved by Security Holders(1)	45,000	6.92	—

Total	332,295	$9.91	40,808
_________________________
(1)
As of April 30, 2006, the Company had stock purchase warrants outstanding to purchase 45,000 shares at prices ranging from $2.50 to $18.23 per share (weighted average exercise price of $6.92). All of the warrants are presently exercisable and expire between 2006 and 2009. During the fiscal year ended April 30, 2004, the Company issued warrants to purchase 18,750 shares of its common stock, which had a weighted-average grant-date fair value of $4.05.

Ownership of Common Stock

The following table sets forth certain information as of July 31, 2006, with respect to ownership of the outstanding common stock of the Company by (i) all persons known to the Company to own beneficially more than five percent of the Company’s outstanding common stock, (ii) each of our directors and nominees for director, (iii) our Chief Executive Officer and each of the three other executive officers for the last fiscal year, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares owned by him or her.

Name	Number of Shares Beneficially Owned		Percent of Class

Skystone Advisors LLC	627,629	(1)	5.3%
Two International Place Suite 1800
Boston, MA 02110

Wasatch Advisors, Inc.	680,796	(2)	5.7%
150 Social Hall Avenue
Salt Lake City, UT 84111

F&C Asset Management plc	869,260	(3)	7.3%
80 George Street
Edinburgh EH2 3BU, United Kingdom

Robert J. Kehl	796,000	(4)	6.7%
780 Mount Carmel,
Dubuque, IA 52003

Tilman J. Falgout, III	1,022,750	(5)	8.5%

William M. Sams	532,500	(6)	4.5%

William H. Henderson	119,699	(7)	1.0%

Eddie L. Hight	70,891	(8)	*

Jeffrey A. Williams	17,750	(9)	*

John David Simmons	27,213	(10)	*

Carl E. Baggett	15,900	(11)	*

William A. Swanston	11,000		*

All Directors and Executive Officers as a Group (7 persons)	1,806,703	(12)	14.8%
_________________________

* Less than 1%.

(1)
Skystone Advisors LLC and Kerry Nelson (collectively, the “Skystone Filers”) have reported beneficial ownership of 627,629 shares of Common Stock. The Skystone Filers reported shared power to vote and dispose of the shares of Common Stock. The reported information is based upon the Schedule 13G filed jointly by the Skystone Filers with the Securities and Exchange Commission on July 14, 2006.

(2)
Wasatch Advisors, Inc. has reported beneficial ownership of 680,796 shares of Common Stock, for which it has sole voting and sole dispositive power. The reported information is based upon the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.

(3)
F&C Asset Management PLC has reported beneficial ownership of 869,260 shares of Common Stock, for which it has sole voting and sole dispositive power. The reported information is based upon the Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006.

(4)	Mr. Kehl is a former director of the Company. The number of shares of Common Stock beneficially owned includes 75,000 shares held in the Kehl Family Foundation of which Mr. Kehl is a board member.

(5)
The number of shares of Common Stock beneficially owned includes 191,898 shares subject to presently exercisable stock options, 15,000 shares of restricted stock which will vest in three equal annual installments beginning on April 30, 2007, April 30, 2008 and April 30, 2009 and 600,000 shares held in a corporation controlled by Mr. Falgout. Mr. Falgout’s address is 251 O’Connor Ridge Blvd., Suite 100, Irving, Texas 75038.

(6)	The number of shares of Common Stock beneficially owned includes 7,500 shares subject to presently exercisable stock options.

(7)
The number of shares of Common Stock beneficially owned includes 34,682 shares subject to presently exercisable stock options and 15,000 shares of restricted stock which will vest in three equal annual installments beginning on April 30, 2007, April 30, 2008 and April 30, 2009.

(8)
The number of shares of Common Stock beneficially owned includes 18,000 shares subject to presently exercisable stock options and 10,000 shares of restricted stock which will vest in three equal annual installments beginning on April 30, 2007, April 30, 2008 and April 30, 2009.

(9)
The number of shares of Common Stock beneficially owned includes 7,500 shares of restricted stock which will vest in three equal annual installments beginning on April 30, 2007, April 30, 2008 and April 30, 2009.

(10)	The number of shares of Common Stock beneficially owned includes 18,750 shares subject to presently exercisable stock options.

(11)	The number of shares of Common Stock beneficially owned includes 15,000 shares subject to presently exercisable stock options.

(12)	The number of shares of Common Stock beneficially owned includes 285,830 shares subject to presently exercisable stock options.

See “Equity Compensation Plan Information” above for certain information regarding common stock reserved for issuance under the Company’s stock option plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, certain officers, and persons who own more than 10% of the outstanding common stock of the Company to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons, during the year ended April 30, 2006, all Section 16(a) filing requirements applicable to the directors, officers and greater than 10% stockholders were complied with by such persons, except as hereinafter described. Mr. Kehl filed one Form 4 late relating to an acquisition of stock options. Mr. Baggett filed one Form 4 late relating to an acquisition of stock options. Mr. Sams filed one Form 4 late relating to an acquisition of stock options. Mr. Simmons filed one Form 4 late relating to an acquisition of stock options. Mr. Falgout filed one Form 4 late relating to an exercise of stock options. All of the Form 4s were subsequently filed.

RELATED PARTY TRANSACTIONS

For the fiscal year ended April 30, 2006, there were no related party transactions required to be disclosed in this Proxy Statement.

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the fiscal year end percentage change in the cumulative total stockholder return on the Company’s common stock to (i) the cumulative total return of the Nasdaq Market Index (U.S. companies), and (ii) the Hemscott Group 744 Index - Auto Dealerships (“Automobile Index”), for the period of five fiscal years commencing on May 1, 2001 and ending on April 30, 2006. The graph assumes that the value of the investment in the Company’s common stock and each index was $100 on May 1, 2001.

The dollar value at April 29, 2006 of $100 invested in the Company’s common stock on May 1, 2001 was $772.59, compared to $232.59 for the Automobile Index described above and $113.88 for the NASDAQ Market Index (U.S. Companies).
PRINCIPAL ACCOUNTANT FEES AND SERVICES

Grant Thornton LLP served as the Company’s independent auditors for the fiscal year ended April 30, 2006. The Company has not as yet executed an engagement letter with respect to the audit of the Company’s financial statements for the fiscal year ending April 30, 2007, but expects to do so in due course. Historically, the Company and Grant Thornton LLP have executed an engagement letter near the end of the fiscal year being audited. That engagement letter also covers quarterly reviews for the first three fiscal quarters in the subsequent fiscal year.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions that stockholders may have. The Company knows of no direct or indirect material financial interest or relationship that members of this firm have with the Company.

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, the audit of the effectiveness of the Company’s internal control over financial reporting, the audit of the Company’s 401(k) plan, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q totaled $423,850 for the fiscal year ended April 30, 2006 and $577,747 for the fiscal year ended April 30, 2005.

Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP related to assurance and related services for the performance of the audit or review of the Company’s financial statements totaled $13,672 for the fiscal year ended April 30, 2006 and $11,025 for the fiscal year ended April 30, 2005.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, tax advice or tax planning totaled $2,189 for the fiscal year ended April 30, 2006 and $525 for the fiscal year ended April 30, 2005.

All Other Fees

The aggregate of all other fees for services provided by Grant Thornton LLP were $0 for the fiscal year ended April 30, 2006, and $0 for the fiscal year ended April 30, 2005.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Grant Thornton LLP to the Company is compatible with maintaining such firm’s independence with respect to the Company and has determined that the provision of the specified non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence. See also “Report of the Audit Committee.”

Policy on Audit Committee Pre-Approval of Services of Independent Auditors

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent auditor. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. During the fiscal year ended April 30, 2006, the Audit Committee pre-approved all audit and permitted non-audit services that were provided to the Company by the independent auditors.

OTHER MATTERS

Annual Report on Form 10-K and Financial Statements

The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006, as filed with the SEC, is available to stockholders who make written request therefor to the Secretary of the Company at the offices of the Company, 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company’s expenses in furnishing such documents. Our Annual Report on Form 10-K (including exhibits thereto) and this Proxy Statement are also available by following the link on our website at www.car-mart.com under the “SEC Filings” section which is under the “Investor Relations” section.

Other Business

Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

By Order of the Board of Directors. Tilman J. Falgout, III Chief Executive Officer and General Counsel

August 28, 2006

Appendix A
AMERICA’S CAR-MART

AUDIT COMMITTEE CHARTER

ORGANIZATION

The Audit Committee of America’s Car-Mart, Inc. (the “Company”) shall be composed of at least three members of the Board of Directors of the Company (the “Board”), each of whom is outside of the management of the Company and is free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member. No member of the Audit Committee may receive any compensation from the Company other than fees for service on the Company’s Board of Directors and Committees thereof. In accordance with the requirements of the National Association of Securities Dealers, Inc. (the “NASD”), each member of the Audit Committee must have a minimum level of financial literacy, and one member must have accounting or financial management experience resulting in the individual’s financial sophistication. The Audit Committee shall annually elect from among its members a Chairman, who shall preside over meetings of the Audit Committee.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to the Company’s accounting and financial reporting practices, and the quality and integrity of the Company’s financial statements.

RESPONSIBILITIES

In furtherance of the policy of the Audit Committee, it will be the responsibility of the Audit Committee to:

•	maintain free and open means of communication among Board members, the outside auditors, the internal auditors and the financial management of the Company.

•	select, appoint and oversee the outside auditors, which firm is ultimately accountable to the Audit Committee and the Board.

•	evaluate the performance of the outside auditors and, if the Audit Committee deems it to be in the best interests of the Company, replace the outside auditors.

•	confirm and assure the independence of the outside auditors, and in connection therewith, review the fees paid to the outside auditors for both audit and non-audit services.

•
obtain, annually, a formal written statement from the outside auditors consistent with Independence Standards Board Standard No. 1, delineating relationships between the outside auditors and the Company, and actively engage in dialogue with the outside auditors regarding matters that might reasonably be expected to affect their independence.

•
discuss telephonically and/or meet with the outside auditors and financial management of the Company during the fourth quarter of the fiscal year to review the scope of the proposed annual audit and the audit procedures to be utilized.

•	discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

A-1

•
review, with the outside auditors and the Company’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	review with management and, as appropriate, the outside auditors:

-	the Company’s annual financial statements and related footnotes, prior to filing by the Company of the Form 10-K with the Securities and Exchange Commission;

-	any problems or difficulties the outside auditors may have encountered and any management letter provided by the outside auditors and the Company’s response to any such letter;

-	any significant changes to the Company’s auditing and accounting principles and practices suggested by the Company’s outside auditors or by management; and

-	at periodic meetings with management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•
provide sufficient opportunity for the outside auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the outside auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the outside auditors received during the course of the audit.

•
develop procedures for the receipt, retention and treatment of complaints and concerns relating to accounting, internal controls or auditing matters, including procedures to ensure the anonymity of employees submitting concerns.

•	investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	ensure that the outside auditors conduct a review in accordance with Statement on Auditing Standards No. 71 prior to each filing of the Company’s Form 10-Q with the Securities and Exchange Commission.

•	prepare the report of the Audit Committee required pursuant to the rules promulgated by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•
submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board, and make such recommendations to the Board as the Audit Committee may deem appropriate.

•	review and reassess the adequacy of this Audit Committee Charter on an annual basis and recommend any proposed changes to the Board for adoption.

In addition, the Audit Committee will perform such other functions as assigned by law, NASD rules, the Company’s charter or bylaws, or the Board.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to specifically plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditors, or to assure compliance with laws and regulations or rules of the NASD.

A-2

Appendix B

AMERICA’S CAR-MART, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.    PURPOSE. The purpose of the AMERICA’S CAR-MART Employee Stock Purchase Plan (the "Plan") is to provide eligible employees with an incentive to advance the interests of AMERICA’S CAR-MART, INC., a Texas corporation (the "Company") by affording them an opportunity to purchase stock of the Company at a favorable price.

2.    ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation and Stock Option Committee of the Company (the "Committee") as appointed by the Board of Directors of the Company (the "Board"). In the absence of such appointment, the Board shall serve as the Committee. Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and the amount of a Participant's option under the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee may approve the use of a voice response system or on-line administration system through which Eligible Employees and the Committee may act under the Plan, as an alternative to written forms, notices and elections.

3.    PARTICIPATING COMPANIES. Each present and future parent or subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code")) that is eligible by law to participate in the Plan shall be a "Participating Company" during the period that such corporation is such a parent or subsidiary corporation; provided, however, that (a) the Committee may at any time and from time to time, in its sole discretion, terminate a Participating Company's Plan participation and (b) any foreign parent or subsidiary corporation of the Company shall be eligible to participate in the Plan only upon approval of the Committee. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder.

4.    ELIGIBILITY. All employees of the Company and the Participating Companies who are employed by the Company or any Participating Company (including any predecessor entity) for the applicable "Service Period" (defined below in this paragraph 4) as of the applicable "Date of Grant" (defined below in paragraph 6) and who are customarily employed at least 20 hours per week and at least five months per year shall be eligible to participate in the Plan as of the first day of the next calendar quarter; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code) ("Eligible Employee"). "Service Period" means the period of service (including any authorized leave of absence meeting the requirements of Treasury Regulation §1.421-7(h)(2)) that an employee of the Company or a Participating Company must complete to be eligible to begin participating in the Plan. The applicable Service Period is 12 months.

5.    STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 12 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed two hundred thousand (200,000) shares of the authorized $0.01 par value common stock of the Company ("Stock"), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares of Stock which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

6.    GRANT OF OPTIONS. (a) GENERAL STATEMENT; "DATE OF GRANT"; "OPTION PERIOD"; "DATE OF EXERCISE". Upon the effective date of the Plan and continuing while the Plan remains in force, the Company shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee, these options shall be granted on the first day of the first payroll period beginning on or after the first day of January and July of each subsequent year (each of which dates is herein referred to as a "Date of Grant"). The term of each option granted shall be for a six (6) month period ending on June 30 or December 31 (each such six (6) month period is herein referred to as an "Option Period"). The last day of each Option Period is herein referred to as a "Date of Exercise." The number of whole and fractional shares subject to each option shall be the quotient of the sum of the payroll deductions withheld on behalf of each Participant in accordance with subparagraph 6(b) and the payments made by such Participant pursuant to subparagraph 6(f) during the Option Period divided by the "Option Price" (defined in subparagraph 7(b)) of the Stock.

(b)    ELECTION TO PARTICIPATE; DEDUCTION AUTHORIZATION. Except as provided in subparagraph 6(f), an Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(g), each Eligible Employee who elects to participate in the Plan (a “Participant”) shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization on a form proscribed by the Committee whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates an integral percentage or specific amount (as determined by the Committee) of his "Eligible Compensation" (as defined in subparagraph 6(d)) to be deducted from his compensation for each pay period and credited to a book entry account established in his name. The designated percentage or specific amount may not result in a deduction during any payroll period of an amount less than $20.00. The designated percentage or specific amount may not exceed either of the following: (i) 100% of the amount of Eligible Compensation (after taxes and any other authorized payroll deductions are withheld) from which the deduction is made; or (ii) an amount which will result in noncompliance with the limitations stated in subparagraph 6(e).

(c)    CHANGES IN PAYROLL AUTHORIZATION. Except as provided in subparagraph 8(a), the payroll deduction authorization referred to in subparagraph 6(b) may not be changed during the Option Period.

(d)    "ELIGIBLE COMPENSATION" DEFINED. The term "Eligible Compensation" means the gross (before taxes and other authorized payroll deductions are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the Option Period, but shall not include (i) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Section 401(a) of the Code (other than amounts considered as employer contributions under Section 402(e)(3) of the Code) or nonqualified, (ii) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Section 422 of the Code, (iii) amounts realized at the time property described in Section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (iv) amounts realized as a result of an election described in Section 83(b) of the Code, and (v) amounts realized as a result of a disqualifying disposition within the meaning of Section 421(b) of the Code.

(e)    $25,000 LIMITATION. No Eligible Employee shall be granted an option under the Plan to the extent such grant would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds, in any one calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code) $25,000 of the Fair Market Value of Stock (determined at the time the option is granted).

(f)    LEAVES OF ABSENCE. The Participant’s employment relationship in respect of any option granted under this Plan will be treated as continuing intact while the Participant is on military, sick leave or other bona fide leave of absence if such leave does not exceed ninety (90) days or, if longer, such period during which the Participant continues to be guaranteed reemployment rights by statute or contract as described in Treasury Regulation Section 1.421-7(h)(2). Participant takes an unpaid leave of absence, then such Participant may not make additional contributions under the Plan while on unpaid leave of absence (except to the extent of any Eligible Compensation paid during such leave), and the Participant's payroll deductions for the applicable Option Period shall remain subject to the Plan and used to exercise options on the next following Date of Exercise.

(g)    CONTINUING ELECTION. A Participant (i) who has elected to participate in the Plan pursuant to subparagraph 6(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or with respect to any subsequent Date of Grant prior to any such respective Date of Grant, shall be deemed to have made the same election, including the same payroll deduction authorization for such next following and/or subsequent date(s) of grant as was in effect for the Date of Grant for which he made such election to participate. A Participant who wants to discontinue participation in the Plan for a subsequent Option Period shall deliver to the Company a notice of withdrawal, on a form proscribed by the Committee, at least thirty (30) days prior to the beginning of the Option Period.

7.    EXERCISE OF OPTIONS. (a) GENERAL STATEMENT. Each Participant in the Plan, automatically and without any act on his part, shall be deemed to have exercised his option on each Date of Exercise to the extent that the cash balance then in his account under the Plan is sufficient to purchase at the "Option Price" (as defined in subparagraph 7(b)) whole shares of Stock.

(b)    "OPTION PRICE" DEFINED. The Option Price per share of Stock to be paid by each Participant on each exercise of his option shall be an amount equal to 85% of the Fair Market Value of the Stock on the Date of Exercise. For all purposes under the Plan, the "Fair Market Value" of a share of Stock means, for a particular day:

(i)    If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

(ii)   If subparagraph (i) does not apply and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System (or a similar system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

(iii)         If subparagraphs (i) and (ii) do not apply and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

(iv)       If subparagraphs (i) (ii), and (iii) do not apply at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

(v)        If subparagraphs (i), (ii), or (iii) apply, but the volume of trading is so low that the Board determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

(c)    DELIVERY OF SHARE CERTIFICATES. As soon as practicable after each Date of Exercise, the Company shall issue one or more certificates representing the total number of whole and fractional shares of Stock respecting options exercised by all of the Eligible Employees under this Plan during such Option Period. Any such certificate shall be held by the Company (or its agent) and may be held in street name. If the Company issues a certificate representing the shares of more than one Eligible Employee, the Company shall keep accurate records of the beneficial interests of each Eligible Employee in each such certificate by means of a Company stock account. Each Eligible Employee shall be provided with such periodic statements as may be directed by the Committee reflecting all activity in any such Company stock account. In the event the Company is required to obtain from any commission or agency the authority to issue any such certificate, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency the authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant in the Plan except to return to him the amount of the balance in his account. A Participant may, on the form proscribed by the Committee, request the Company to deliver to such Participant a certificate issued in his name representing all or a part of the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. Further, as soon as administratively practicable following the termination of a Participant's employment with the Company and its parent or subsidiary corporations for any reason whatsoever, the Company shall deliver to such employee a certificate issued in his name representing the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. At any time when a certificate is issued to a Participant for shares of Stock the Plan shall also send to the Participant a check for fractional shares of Stock then held on his behalf under the Plan.

While shares of Stock are held by the Company (or its agent), such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the employee who has purchased such shares; provided, however, that such restriction shall not apply to the transfer of such shares of Stock pursuant to (i) a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall be held by the Company pursuant to the provisions hereof or (ii) a divorce.

The Committee may cause the Stock certificates issued in connection with the exercise of options under the Plan to bear such legend or legends, and the Committee may take such other actions, as it deems appropriate in order to reflect the provisions of this subparagraph 7(c) and to assure compliance with applicable securities laws. Neither the Company nor the Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this subparagraph 7(c).

(d)    HOLDING PERIOD. A Participant may not dispose of (in any manner including assignment or hypothecation) shares of Stock acquired under this Plan until the later of twelve (12) months following the Date of Exercise of such shares or twenty-four (24) months following the Date of Grant for such shares (the “Holding Period”), regardless of whether the Participant is issued the applicable share certificates or whether the Company, or its agent, retains the share certificates; provided, however, the Holding Period with respect to a Participant’s shares of Stock shall expire upon such earlier date and to the extent that the Committee determines, in its sole discretion, that such Participant would otherwise have qualified for a hardship distribution from the Company’s 401(k) Plan. Upon the expiration of the Holding Period for any share of Stock, the Participant may dispose of such Stock as long as such disposition complies with all applicable securities laws. At the sole discretion of the Company, share certificates may bear a legend describing the restriction set forth in this subparagraph 7(d).

(e)    INSUFFICIENCY OF SHARES AVAILABLE FOR ISSUANCE. If the total number of shares of Stock remaining available for issuance pursuant to paragraph 5 (the "Share Availability") is less than the total number of shares of Stock that could otherwise be acquired pursuant to all options for a given Option Period, after application of the limitations in paragraphs 6(a), 6(b) and 6(e) (but not this paragraph 7(e)) (the "Total Share Limit"), then the number of shares of Stock that could otherwise be acquired pursuant to each option for the given

Option Period shall be reduced such that the ratio of the total number of shares of Stock that could be acquired pursuant to each option for the given Option Period, after adjustments for the limitations in paragraphs 6(a), 6(b) and 6(e) (but not this paragraph 7(e)), to the Total Share Limit, equals the ratio of the total number of shares that may be acquired pursuant to each option for the given Option Period, after adjustments for the limitations in paragraphs 6(a), 6(b), 6(e) and this paragraph 7(e), to the Share Availability. If the application of the adjustment provided in this paragraph 7(e) entitles an Eligible Employee to an option for a fraction of a share of Stock, the Eligible Employee's payroll deductions that would be used to purchase that fractional share of Stock shall be returned to the Eligible Employee as soon as administratively practicable.

8.    WITHDRAWAL FROM THE PLAN. (a) GENERAL STATEMENT. Any Participant may withdraw in whole from the Plan at any time prior to thirty (30) days before the exercise date relating to a particular Option Period. Partial withdrawals shall not be permitted. A Participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal on a form proscribed by the Committee. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the Participant the amount of the cash balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

(b)    ELIGIBILITY FOLLOWING WITHDRAWAL. A Participant who withdraws from the Plan shall not be eligible to participate in the Plan during the then current Option Period, but shall be eligible to participate again in the Plan in a subsequent Option Period (provided that he is otherwise eligible to participate in the Plan at such time and complies with the enrollment procedures).

9.    TERMINATION OF EMPLOYMENT. If the employment of a Participant terminates for any reason whatsoever (including death), his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall refund to him the amount of the cash balance in his account under the Plan, and thereupon his interest in unexercised options under the Plan shall terminate. Notwithstanding the preceding provisions of this paragraph 9, if a Participant’s employment terminates within the last two weeks of an Option Period, the Participant’s participation in the Plan shall not automatically terminate until the end of the Option Period and such Participant shall be deemed to have exercised his options at the end of the Option Period pursuant to paragraph 7, unless the Participant has timely elected to withdraw in whole from the Plan as provided in paragraph 8, in which case the preceding sentence shall apply.

10.   RESTRICTION UPON ASSIGNMENT OF OPTION. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Plan. The designation of a beneficiary in accordance with paragraph 11 shall not constitute an assignment for purposes of this paragraph.

11.   DESIGNATION OF BENEFICIARY. A Participant may file a written designation of a beneficiary who is to receive any shares and cash to the Participant’s credit under the Plan in the event of such Participant’s death prior to delivery to him of such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice during Participant’s lifetime. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares and cash to such beneficiary. In the event of the death of the Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company shall deliver such shares and cash to the applicable court having jurisdiction over the administration of such estate. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

12.   NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUES. With respect to shares of Stock subject to an option, a Participant shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder upon, but not until, a certificate for shares has been issued following exercise of his option. With respect to a Participant's Stock held by the Company (or its agent) pursuant to subparagraph 7(c), the Company shall, as soon as practicable and in accordance with applicable law, pay the Participant any cash dividends attributable thereto and facilitate the Participant's voting rights attributable thereto.

13.   CHANGES IN STOCK; ADJUSTMENTS. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to appropriately adjust the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

Upon the occurrence of a Change in Control, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding or the Committee elects to continue the options then outstanding without change, the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Change in Control.

"Change in Control" means the occurrence of any of the following events:

(i)    The agreement to acquire or tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act") by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of 50% or more of either (x) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

(ii)   Completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iii)       Completion of a total liquidation or dissolution of the Company approved by the stockholders of the Company.

14.   USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his account under the Plan.

15.   TERM OF THE PLAN. Subject to stockholder approval, additional shares of Stock may be made available for issuance pursuant to the Plan. Options relating to such additional shares may be granted prior to obtaining the requisite stockholder approval; provided, however, that no such options shall be exercisable prior to stockholder approval and if stockholder approval is not obtained within 12 months of the grant of such options the options shall be cancelled, without Participant recourse except that any payroll deductions related to the options shall be returned to the applicable Participants.

16.   AMENDMENT OR TERMINATION THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Committee shall have the right to alter or amend the Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided, that no change in any option theretofore granted, other than a change determined by the Committee to be necessary to comply with applicable law, may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that the Committee may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, or cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code without the approval of the stockholders of the Company.

17.   SECURITIES LAWS. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.

18.   NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

EXECUTED this ____ day of _______________.

AMERICA’S CAR MART, INC., a Texas corporation By:____________________________________ Name:_________________________________ Title:__________________________________

This Proxy is solicited on behalf of the Board of Directors
of
AMERICA’S CAR-MART, INC.

The undersigned stockholder(s) of America’s Car-Mart, Inc., a Texas corporation (the “Company”), hereby appoints Tilman J. Falgout, III and William H. Henderson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of America’s Car-Mart, Inc. to be held on October 18, 2006 at 10:00 a.m. local time at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1)	To elect six directors for a term of one year and until their successors are elected and qualified:

☐	FOR all nominees listed below (except as indicated to the contrary below)
☐	WITHHOLD AUTHORITY to vote for all nominees

Tilman J. Falgout, III John David Simmons William M. Sams	William H. Henderson Carl E. Baggett William A. Swanston

If you wish to withhold authority to vote for any individual nominee(s), write the name(s) on the line below:

(2)	To approve the Company’s 2006 Employee Stock Purchase Plan

☐ FOR ☐ AGAINST ☐ ABSTAIN

(3)	In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1 and 2 and as the proxies deem advisable on such other matters as may come before the meeting.

Date: _____________________________________________

Signature

Signature

(This Proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)